UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2006

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Cassia Way, Suite A115, Henderson, Nevada	89014
(Address of principal executive offices)	(Zip Code)

(702) 558-5164

Registrant's telephone number, including area code

Item 8.01 Other Information

On December 1, 2006, Emergency Filtration Products, Inc. (the “Company”) issued a press release updating the status of its application for United States Food and Drug Administration (“FDA”) approval for the Company's NanoMask product.  Also included in the release is an update on the audit by the Australian Therapeutic Goods Administration (“TGA”) of the Company's NanoMask.  The full text of the press release is attached hereto as an exhibit.

Item 9.01 Exhibit

Press release dated December 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 1, 2006

Emergency Filtration Products, Inc.

By:  /S/ Douglas K. Beplate

Douglas K. Beplate, President